                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-28369

PROSPECTUS

                               COMED FINANCING II

            OFFER TO EXCHANGE ITS 8.50% SERIES B CAPITAL SECURITIES
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
      FOR ANY AND ALL OF ITS OUTSTANDING 8.50% SERIES A CAPITAL SECURITIES

           (LIQUIDATION AMOUNT $1,000 PER SERIES B CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                          COMMONWEALTH EDISON COMPANY

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON July 18, 1997, UNLESS EXTENDED.

     ComEd Financing II, a trust created under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $150,000,000 aggregate Liquidation Amount of its 8.50% Series B
Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities
Act"), pursuant to a Registration Statement (as defined under "Available Information") of which this Prospectus constitutes a part, for a like aggregate Liquidation Amount of its outstanding 8.50% Series A Capital Securities (the "Old Capital Securities"), of which $150,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer,
Commonwealth Edison Company, an Illinois corporation (the "Company" or
"ComEd"), will exchange its guarantee of the payment of Distributions and payments on liquidation or redemption of the Old Capital Securities (the
"Old Guarantee") for a like guarantee of the New Capital Securities (the
"New Guarantee") and all of its 8.50% Series A Subordinated Deferrable
Interest Debentures due January 15, 2027 (the "Old Subordinated
Debentures"), of which $154,640,000 aggregate principal amount is outstanding, for a like aggregate principal amount of its 8.50% Series B Subordinated Deferrable Interest Debentures due January 15, 2027 (the "New Subordinated Debentures"), which New Guarantee and New Subordinated
Debentures also have been registered under the Securities Act. The Old
Capital Securities, the Old Guarantee and the Old Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New
Capital Securities, the New Guarantee and the New Subordinated Debentures are collectively referred to herein as the "New Securities."

     The forms and terms of the New Securities are identical in all material respects to the respective forms and terms of the Old Securities, except that the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities. See "Description of Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange, and the New Guarantee and New Subordinated Debentures
will be exchanged, in order to satisfy certain obligations of the Company and the Trust under a Registration Rights Agreement dated as of January 24,
1997 (the "Registration Rights Agreement"), among the Company, the Trust and the Initial Purchasers (as defined herein).  In the event that the
Exchange Offer is consummated, any Old Capital Securities that remain outstanding and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the
Amended and Restated Trust Agreement of the Trust.  In the event the
Exchange Offer is consummated, (i) the New Guarantee will apply to any Old Capital Securities that remain outstanding and to any New Capital
Securities issued in the Exchange Offer, (ii) the Old Subordinated Debentures will be retired and canceled and (iii) the New Subordinated Debentures will be issued to Wilmington Trust Company, as Property Trustee under the Trust.
                                                        (continued on next page)
                           ------------------------

     SEE "RISK FACTORS" COMMENCING ON PAGE 11 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                           ------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                    COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                           ------------------------

                 The date of this Prospectus is June 13, 1997.

(continued from the previous page)
     Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on July 18, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and the Trust in their reasonable discretion and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered for exchange in whole or in part having a Liquidation Amount of $1,000 (1 Old Capital Security) or any integral multiple in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered aggregate Liquidation Amount thereof must be $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 (1 Old Capital Security) in excess thereof. The Company has agreed to pay all expenses of the Trust, including expenses related to the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will accumulate Distributions from the most recent Distribution Date (as defined in "Description of Securities-- Description of Capital Securities--Distributions") on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from January 24, 1997. As a result, holders of Old Capital Securities that are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the most recent Distribution Date on such Old Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from and after January 24, 1997, and such holders will be deemed to have waived the right to receive any Distributions on such Old Capital Securities. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of June 6, 1997.

     Neither the Company nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From the Sale of the Old Capital Securities" and "Plan of Distribution."

     As the context may require, unless expressly stated otherwise, (i) the Exchange Offer is consummated, the New Capital Securities, (ii) "Subordinated Debentures" means the Old Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Subordinated Debentures, (iii) "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee and (iv) "Securities" means the Old Securities and, in the event the Exchange Offer is consummated, the New Securities. In addition, as used herein,
(i) the "Indenture" means the Indenture dated as of September 1, 1995, as amended and supplemented from time to time, between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement dated as of January 24, 1997 relating to the Trust among the Company, as Sponsor, Wilmington Trust Company, as Property Trustee (the "Property Trustee") and as Delaware Trustee (the "Delaware Trustee"), the Administrative Trustees named therein (the "Administrative Trustees" and, collectively with the Property Trustee and Delaware Trustee, the "ComEd Trustees") and the holders, from time to time, of the Capital Securities, and (iii) the "Guarantee Agreement" means the Series A Capital Securities Guarantee Agreement dated as of January 24, 1997 (the "Old Guarantee Agreement") between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee"), and, in the event the Exchange Offer is consummated, the Series B Capital Securities Guarantee Agreement to be entered into between the Company and the Guarantee Trustee (the "New Guarantee Agreement") relating to the Old Guarantee and the New Guarantee, respectively.

     The Capital Securities represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). Wilmington Trust Company is the Property Trustee. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Subordinated Debentures. The Subordinated Debentures mature on January 15, 2027

(continued from the previous page)
(the "Stated Maturity Date"). The Capital Securities have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Securities--Description of Capital Securities--Subordination of Common Securities."

     Holders of the Capital Securities and the Common Securities are entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Subordinated Debentures accumulating from January 24, 1997 and payable semi-annually in arrears on the 15th day of January and July of each year, commencing July 15, 1997, at the annual rate of 8.50% of the Liquidation Amount of $1,000 per Capital Security and at the annual rate of 8.50% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). The Company has the right to defer payments of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock (which includes common, preference and preferred stock) or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Subordinated Debentures. During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will continue to accumulate) at the rate of 8.50% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of Securities-- Description of Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     The Company has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed on a subordinated basis all of the Trust's obligations under the Old Capital Securities and the New Capital Securities. The combined operation of these documents provides a full, irrevocable and unconditional guarantee of the Trust's obligations under the Old Capital Securities and the New Capital Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Securities--Description of Guarantee." If the Company fails to make a requested payment on the Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee does not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In the event of a Debenture Event of Default (as defined in "Description of Securities--Description of Subordinated Debentures--Debenture Events of Default") under the Indenture, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights in respect of such payment. See "Description of Securities--Description of Subordinated Debentures--Enforcement of Certain Rights By Holders of Capital Securities." The obligations of the Company under the Guarantee and the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Securities--Description of Subordinated Debentures--Subordination") of the Company, which was approximately $7,072 million at March 31, 1997.

     The Trust Securities are subject to mandatory redemption in a Like Amount (as defined under "Description of Securities--Description of Capital Securities--Redemption"), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Subordinated Debentures at a redemption price equal to the

(continued from the previous page)
principal amount of, plus accrued interest on, the Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to January 15, 2007, contemporaneously with the optional prepayment of the Subordinated Debentures, upon the occurrence and continuation of a Tax Event (as defined under "Description of Securities--Description of Subordinated Debentures--Tax Event Prepayment") at a redemption price equal to the Tax Event Prepayment Price (as defined below) (the "Tax Event Redemption Price"), and
(iii) in whole or in part, on or after January 15, 2007, contemporaneously with the optional prepayment by the Company of the Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Tax Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Securities--Description of Capital Securities--Redemption." The Subordinated Debentures are prepayable prior to the Stated Maturity Date at the option of the Company (i) on or after January 15, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.250% of the principal amount thereof on January 15, 2007, declining ratably on each January 15 thereafter to 100% on or after January 15, 2017, plus accrued interest thereon to the date of prepayment, or
(ii) at any time prior to January 15, 2007, in whole but not in part, upon the occurrence and continuation of a Tax Event, at a prepayment price (the "Tax Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined under "Description of Securities--Description of Subordinated Debentures--Tax Event Prepayment") of the present values of the principal amount and premium payable as part of the prepayment price with respect to an optional prepayment of such Subordinated Debentures on January 15, 2007, together with scheduled payments of interest accruing from the prepayment date to January 15, 2007, in each case, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined under "Description of Securities--Description of Subordinated Debentures--Tax Event Prepayment") plus, in either case accrued interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Tax Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Securities--Description of Subordinated Debentures--Optional Prepayment" and "--Tax Event Prepayment."

     The Company has the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that holders of the Capital Securities will not recognize gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of the Subordinated Debentures. Unless the Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated Distributions thereon to the date of payment. See "Description of Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Subordinated Debentures" and "Certain Federal Income Tax Consequences--Distribution of Subordinated Debentures to Holders of Capital Securities."

     The Trust is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the conditions described herein, the Company and the Trust believe that a holder of Old Capital Securities (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (b) a person participating in the distribution of the Old Capital Securities or (c) a person who is an "affiliate" of the Company or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-affiliated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Capital Securities without further compliance with the registration and prospectus

(continued from the previous page)
delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. Subject to the conditions described herein, the Company and the Trust also believe that a broker-dealer may participate in the Exchange Offer with respect to Old Capital Securities acquired for its own account as a result of market-making activities or other trading activities, provided that in connection with any resales of New Capital Securities received in exchange for such Old Capital Securities, such broker-dealer delivers a prospectus meeting the requirements of the Securities Act, which may be this Prospectus. See "The Exchange Offer--Resales of New Capital Securities" and "Plan of Distribution."

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although Merrill Lynch, Pierce, Fenner & Smith Incorporated, PaineWebber Incorporated and Salomon Brothers Inc, the initial purchasers of the Old Capital Securities (the "Initial Purchasers"), have advised the Company and the Trust that they currently intend to make a market in the New Capital Securities, the Initial Purchasers are not obligated to do so, and any market-making activity with respect to the New Capital Securities may be interrupted or discontinued at any time without notice. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or as to the liquidity of or the trading market for the New Capital Securities. The Company and the Trust will not apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of any Old Capital Securities that remain outstanding will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

                           -------------------------

     FOR NORTH CAROLINA INVESTORS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH
CAROLINA (THE "NORTH CAROLINA INSURANCE COMMISSIONER") NOR HAS THE NORTH CAROLINA INSURANCE COMMISSIONER RULED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

                           -------------------------

                             AVAILABLE INFORMATION

     ComEd is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such reports, information statements and other information concerning ComEd may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60604 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94101, the securities exchanges on which certain of ComEd's securities are listed. ComEd is also subject to the electronic filing requirements of the Commission. Accordingly, pursuant to the rules and regulations of the Commission, certain documents, including annual and quarterly reports and information statements, filed by ComEd with the Commission have been filed electronically. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants (including ComEd) that file electronically with the Commission at (http://www.sec.gov.).

     No separate financial statements of the Trust have been included herein. ComEd and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Subordinated Debentures and issuing the Trust Securities. See "ComEd Financing II" and "Description of Securities." In addition, the Company does not expect that the Trust will file reports under the Exchange Act with the Commission.

          In connection therewith, ComEd represents the following:

          (i) the Capital Securities will be presented on the consolidated financial statements, along with the 8.48% Trust Originated Preferred Securities issued by ComEd Financing I, as "Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts";

          (ii) a footnote to the financial statements will disclose that the sole assets of the Trust are the Company's $154,640,000 aggregate principal amount of 8.50% Subordinated Deferrable Interest Debentures due January 15, 2027; and

          (iii) it will include in an audited footnote to the consolidated financial statements disclosure that (i) the Trust is wholly owned; (ii) the sole assets of the Trust are the Company's $154,640,000 aggregate principal amount of 8.50% Subordinated Deferrable Interest Debentures due January 15, 2027; and (iii) the back-up guarantees, in the aggregate, provide a full and unconditional guarantee of the Trust's obligations under the Capital Securities.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by ComEd and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the

Registration Statement and to the exhibits relating thereto for further information with respect to ComEd and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by ComEd with the Commission (File No. 1-
1839) are incorporated into this Prospectus by reference and made a part hereof:

          (i) ComEd's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K Report");

          (ii) ComEd's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (the "March 31, 1997 Form 10-Q Report"); and

          (iii) ComEd's Current Reports on Form 8-K dated January 29, 1997, January 31, 1997 (the "January 31, 1997 Form 8-K Report") and May 30, 1997 (the "May 30, 1997 Form 8-K Report").

     All documents subsequently filed by ComEd pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering or offerings made by this Prospectus, shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from David A. Scholz, Secretary, Commonwealth Edison Company, 37th Floor, 10 South Dearborn Street, Post Office Box 767, Chicago, IL 60690-0767 (telephone number 312/394-3126). In order to ensure timely delivery of the documents, any request should be made by July 11, 1997.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus or incorporated by reference herein.

                          Commonwealth Edison Company

     ComEd is engaged principally in the production, purchase, transmission, distribution and sale of electricity to a diverse base of residential, commercial, industrial and wholesale customers. ComEd's electric service territory has an area of approximately 11,300 square miles and an estimated population of approximately eight million as of March 31, 1997. It includes the city of Chicago, an area of about 225 square miles with an estimated population of approximately three million from which ComEd derived approximately one-third of its ultimate consumer revenues in the twelve months ended March 31, 1997. ComEd had approximately 3.4 million electric customers as of March 31, 1997. ComEd's principal executive offices are located at 37th Floor, 10 South Dearborn Street, Post Office Box 767, Chicago, IL 60690-0767, and its telephone number is 312/394-4321.


                              ComEd Financing II

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by ComEd, as Sponsor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the two individual Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 20, 1996. The Trust's business and affairs are conducted by the ComEd Trustees: the Property Trustee, the Delaware Trustee, and the two individual Administrative Trustees who are employees or officers of or affiliated with ComEd. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Common Securities and the Old Capital Securities to acquire the Old Subordinated Debentures issued by ComEd, (iii) exchanging the Old Subordinated Debentures for the New Subordinated Debentures in the Exchange Offer pursuant to the Indenture and (iv) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Subordinated Debentures will be the sole assets of the Trust, and payments under the Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by ComEd.


                              The Exchange Offer


The Exchange Offer       Up to $150,000,000 aggregate Liquidation Amount of New
                         Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital
                         Securities. Old Capital Securities may be tendered for exchange in whole or in part having a Liquidation
                         Amount of $1,000 (1 Old Capital Security) or any integral multiple in excess thereof. ComEd and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights
                         Agreement relating to the Old Securities. For a description of the procedures for tendering Old Capital
                         Securities, see "The Exchange Offer--Procedures for
                         Tendering Old Capital Securities."

Expiration Date                         5:00 p.m., New York City time, on July
                                        18, 1997 (such time on such date being
                                        hereinafter called the "Expiration
                                        Date") unless the Exchange Offer is
                                        extended by ComEd and the Trust (in
                                        which case the term "Expiration Date"
                                        shall mean the latest date and time to
                                        which the Exchange Offer is extended).
                                        See "The Exchange Offer--Expiration
                                        Date; Extensions; Amendments."

Conditions to the                       The Exchange Offer is subject to
   Exchange Offer                       certain conditions which may be
                                        waived by ComEd and the Trust in
                                        their reasonable discretion and to
                                        the terms and conditions of the
                                        Registration Rights Agreement. The
                                        Exchange Offer is not conditioned
                                        upon any minimum Liquidation Amount
                                        of Old Capital Securities being
                                        tendered for exchange.  See "The
                                        Exchange Offer--Conditions to the
                                        Exchange Offer."

                                        ComEd and the Trust expressly reserve
                                        the right in their sole and absolute
                                        discretion, subject to applicable
                                        law, at any time and from time to
                                        time, (i) to delay the acceptance of
                                        the Old Capital Securities for
                                        exchange, (ii) to terminate the
                                        Exchange Offer (whether or not any
                                        Old Capital Securities have been
                                        accepted for exchange) if ComEd or
                                        the Trust determines, in its
                                        reasonable discretion, that any of
                                        the conditions referred to under "The
                                        Exchange Offer--Conditions to the
                                        Exchange Offer" have occurred or
                                        exist or have not been satisfied,
                                        (iii) to extend the Expiration Date
                                        and retain all Old Capital Securities
                                        tendered pursuant to the Exchange
                                        Offer, subject, however, to the right
                                        of holders of Old Capital Securities
                                        to withdraw their tendered Old
                                        Capital Securities, and (iv) to waive
                                        any condition or otherwise amend the
                                        terms of the Exchange Offer in any
                                        respect.  See "The Exchange
                                        Offer--Expiration Date; Extensions;
                                        Amendments."

Procedures for Tendering                Brokers, dealers, commercial banks,
   Old Capital Securities               trust companies and other nominees
                                        who hold Old Capital Securities
                                        through The Depository Trust Company
                                        ("DTC") may effect tenders by
                                        book-entry transfer in accordance
                                        with DTC's Automated Tender Offer
                                        Program ("ATOP").  Holders of such
                                        Old Capital Securities registered in
                                        the name of a broker, dealer,
                                        commercial bank, trust company or
                                        other nominee are urged to contact
                                        such person promptly if they wish to
                                        tender Old Capital Securities.  In
                                        order for Old Capital Securities to
                                        be tendered by a means other than by
                                        book-entry transfer, a Letter of
                                        Transmittal must be completed and
                                        signed in accordance with the
                                        instructions contained therein.  The
                                        Letter of Transmittal and any other
                                        documents required by the Letter of
                                        Transmittal must be delivered to
                                        Wilmington Trust Company (the
                                        "Exchange Agent") by mail, facsimile,
                                        hand delivery or overnight carrier
                                        and either such Old Capital
                                        Securities must be delivered to the
                                        Exchange Agent or specified
                                        procedures for guaranteed delivery
                                        must be complied with.  See "The
                                        Exchange Offer--Procedures for
                                        Tendering Old Capital Securities."

                                        Letters of Transmittal, certificates
                                        for Old Capital Securities and any
                                        other documents required by the
                                        Letter of Transmittal should not be
                                        delivered to ComEd or the Trust.
                                        Such documents should only be
                                        delivered to the Exchange Agent.
                                        Questions regarding how to tender and
                                        requests for information should be
                                        directed to the Exchange Agent.  See
                                        "The Exchange Offer--Exchange Agent."

Withdrawal Rights                       Tenders of Old Capital Securities may
                                        be withdrawn at any time on or prior
                                        to the Expiration Date by delivering
                                        a written notice of such withdrawal
                                        to the Exchange Agent in conformity
                                        with certain procedures set forth
                                        below under "The Exchange
                                        Offer--Withdrawal Rights."

Resales of New                          Based on certain interpretations by
   Capital Securities                   the staff of the Division of
                                        Corporation Finance of the
                                        Commission, and subject to the
                                        conditions described below, the
                                        Company and the Trust believe that a
                                        holder of Old Capital Securities
                                        (other than a holder who is (a) a
                                        broker-dealer who purchased the Old
                                        Capital Securities directly from the
                                        Trust to resell pursuant to Rule 144A
                                        or any other available exemption
                                        under the Securities Act, (b) a
                                        person participating in the
                                        distribution of the Old Capital
                                        Securities or (c) a person who is an
                                        "affiliate" of the Company or the
                                        Trust) who exchanges Old Capital
                                        Securities in the Exchange Offer for
                                        New Capital Securities and then
                                        resells such New Capital Securities
                                        will be viewed by the staff no
                                        differently than a non-affiliated
                                        purchaser of registered securities
                                        who purchases such securities in a
                                        registered primary offering of
                                        securities and, after completion of
                                        such registered offering, may resell
                                        the New Capital Securities without
                                        further compliance with the
                                        registration and prospectus delivery
                                        requirements of the Securities Act,
                                        provided that such New Capital
                                        Securities are acquired in the
                                        ordinary course of such holder's
                                        business and that such holder is not
                                        participating, and has no arrangement
                                        or understanding with any person to
                                        participate, in a distribution
                                        (within the meaning of the Securities
                                        Act) of such New Capital Securities.
                                        Any holder of Old Capital Securities
                                        who uses the Exchange Offer to
                                        participate in a distribution of the
                                        New Capital Securities to be acquired
                                        in the Exchange Offer, any
                                        broker-dealer who receives New
                                        Capital Securities in exchange for
                                        Old Capital Securities that were
                                        purchased directly from the Trust to
                                        resell pursuant to Rule 144A or any
                                        other available exemption under the
                                        Securities Act, any person
                                        participating in the distribution of
                                        the Old Capital Securities who
                                        receives New Capital Securities in
                                        the Exchange Offer and any
                                        "affiliate" of the Company or the
                                        Trust who receives New Capital
                                        Securities in the Exchange Offer (a)
                                        will not be able to rely on the
                                        interpretations of the staff of the
                                        Division of Corporation Finance set
                                        forth in the above-described
                                        interpretive letters and (b) must
                                        comply with the registration and
                                        prospectus delivery requirements of
                                        the Securities Act in connection with
                                        any sale or other transfer of such
                                        New Capital Securities, unless such
                                           sale is made pursuant to an exemption
                                           from such requirements. Any such sale
                                           or other transfer must be made by
                                           delivery of a prospectus containing
                                           the selling securityholder
                                           information required by the rules of
                                           the Commission under the Securities
                                           Act. See "The Exchange Offer--Resales
                                           of New Capital Securities."

                                           Each holder (including any broker-
                                           dealer) of Old Capital Securities who
                                           wishes to exchange Old Capital
                                           Securities for New Capital Securities
                                           in the Exchange Offer will be
                                           required to represent that (i) it is
                                           not an "affiliate" of the Company or
                                           the Trust, (ii) any New Capital
                                           Securities to be received by it are
                                           being acquired in the ordinary course
                                           of its business, (iii) it has no
                                           arrangement or understanding with any
                                           person to participate in a
                                           distribution (within the meaning of
                                           the Securities Act) of such New
                                           Capital Securities, and (iv) such
                                           holder is not engaged in, and does
                                           not intend to engage in, a
                                           distribution (within the meaning of
                                           the Securities Act) of such New
                                           Capital Securities. The Letter of
                                           Transmittal contains the foregoing
                                           representations.

                                           A broker-dealer who holds Old Capital
                                           Securities for its own account as a
                                           result of market-making activities or
                                           other trading activities and who
                                           receives New Capital Securities in
                                           exchange for such Old Capital
                                           Securities pursuant to the Exchange
                                           Offer will be required to deliver a
                                           prospectus meeting the requirements
                                           of the Securities Act in connection
                                           with any resale of such New Capital
                                           Securities. Based upon the position
                                           taken by the staff of the Division of
                                           Corporation Finance of the Commission
                                           in the interpretive letters referred
                                           to above, the Company and the Trust
                                           believe that a broker-dealer may
                                           participate in the Exchange Offer
                                           with respect to Old Capital
                                           Securities acquired for its own
                                           account as a result of market-making
                                           activities or other trading
                                           activities (a "Participating Broker-
                                           Dealer"), provided that in connection
                                           with any resales of New Capital
                                           Securities received in exchange for
                                           such Old Capital Securities, such
                                           broker-dealer delivers a prospectus
                                           meeting the requirements of the
                                           Securities Act, which may be the
                                           prospectus prepared for an exchange
                                           offer so long as it contains a
                                           description of the plan of
                                           distribution with respect to the
                                           resale of such New Capital
                                           Securities. Accordingly, the Company
                                           and the Trust will require each
                                           broker-dealer who tenders, pursuant
                                           to the Exchange Offer, Old Capital
                                           Securities that were acquired for its
                                           own account as the result of market-
                                           making activities or other trading
                                           activities to acknowledge that it
                                           will deliver a prospectus meeting the
                                           requirements of the Securities Act in
                                           connection with any resale of New
                                           Capital Securities received in
                                           exchange for such Old Capital
                                           Securities pursuant to the Exchange
                                           Offer. The Letter of Transmittal
                                           contains the foregoing acknowledgment
                                           but states that by such
                                           acknowledgment a broker-dealer will
                                           not be deemed to admit that it is an
                                           "underwriter" within the meaning of
                                           the Securities Act. A Participating
                                           Broker-Dealer may fulfill its
                                           prospectus
                                         delivery requirement in connection with
                                         resales of New Capital Securities
                                         received in exchange for Old Capital
                                         Securities that were acquired by such
                                         Participating Broker-Dealer for its own
                                         account as a result of market-making
                                         activities or other trading activities
                                         with this Prospectus, as it may be
                                         amended or supplemented from time to
                                         time, during the 90-day period referred
                                         to below. Subject to certain provisions
                                         set forth in the Registration Rights
                                         Agreement and to the limitations
                                         described under "The Exchange Offer--
                                         Resale of New Capital Securities,"
                                         ComEd and the Trust have agreed that
                                         this Prospectus, as it may be amended
                                         or supplemented from time to time, may
                                         be used by a Participating Broker-
                                         Dealer in connection with resales of
                                         such New Capital Securities for a
                                         period ending 90 days after the
                                         Expiration Date or, if earlier, when
                                         all such New Capital Securities have
                                         been disposed of by such Participating
                                         Broker-Dealer. See "The Exchange
                                         Offer--Resales of New Capital
                                         Securities."

                                         In that regard, each Participating
                                         Broker-Dealer who surrenders Old
                                         Capital Securities pursuant to the
                                         Exchange Offer will be deemed to have
                                         agreed, by execution of the Letter of
                                         Transmittal or delivery of an Agent's
                                         Message (as defined under "The Exchange
                                         Offer--Acceptance for Exchange and
                                         Issuance of New Capital Securities") in
                                         lieu thereof, that, upon receipt of
                                         notice from ComEd or the Trust of the
                                         occurrence of any event or the
                                         discovery of any fact which makes any
                                         statement contained or incorporated by
                                         reference in this Prospectus untrue in
                                         any material respect or which causes
                                         this Prospectus to omit to state a
                                         material fact necessary in order to
                                         make the statements contained or
                                         incorporated by reference herein, in
                                         light of the circumstances under which
                                         they were made, not misleading or of
                                         the occurrence of certain other events
                                         specified in the Registration Rights
                                         Agreement, such Participating Broker-
                                         Dealer will suspend the sale of New
                                         Capital Securities (or the New
                                         Guarantee or the New Subordinated
                                         Debentures, as applicable) pursuant to
                                         this Prospectus until ComEd or the
                                         Trust has amended or supplemented this
                                         Prospectus to correct such misstatement
                                         or omission and has furnished copies of
                                         the amended or supplemented Prospectus
                                         to such Participating Broker-Dealer or
                                         ComEd or the Trust has given notice
                                         that the sale of the New Capital
                                         Securities (or the New Guarantee or the
                                         New Subordinated Debentures, as
                                         applicable) may be resumed, as the case
                                         may be. See "The Exchange Offer--
                                         Resales of New Capital Securities."

Exchange Agent                           The Exchange Agent is Wilmington Trust
                                         Company. The addresses and telephone
                                         and facsimile numbers of the Exchange
                                         Agent are set forth in "The Exchange
                                         Offer--Exchange Agent" and in the
                                         Letter of Transmittal.

Use of Proceeds                         Neither ComEd nor the Trust will
                                        receive any cash or other proceeds
                                        from the issuance of the New Capital
                                        Securities offered hereby.  See "Use
                                        of Proceeds From the Sale of the Old
                                        Capital Securities."

Certain Federal Income                  Holders of Old Capital Securities
Tax Consequences;                       should review the information set
ERISA Considerations                    forth under "Certain Federal Income
                                        Tax Consequences" and "ERISA
                                        Considerations" prior to tendering
                                        Old Capital Securities in the
                                        Exchange Offer.

                                            The Capital Securities

Securities Offered                      Up to $150,000,000 aggregate
                                        Liquidation Amount of the Trust's
                                        8.50% Capital Securities which have
                                        been registered under the Securities
                                        Act  (Liquidation Amount $1,000 per
                                        Capital Security). The New Capital
                                        Securities will be issued and the Old
                                        Capital Securities were issued under
                                        the Trust Agreement.  The New Capital
                                        Securities and any Old Capital
                                        Securities that remain outstanding
                                        after consummation of the Exchange
                                        Offer will constitute a single series
                                        of Capital Securities under the Trust
                                        Agreement and, accordingly, will vote
                                        together as a single class for
                                        purposes of determining whether
                                        holders of the requisite percentage
                                        in outstanding Liquidation Amount
                                        thereof have taken certain actions or
                                        exercised certain rights under the
                                        Trust Agreement.  See "Description of
                                        Securities--Description of Capital
                                        Securities--General."  The forms and
                                        terms of the New Securities are
                                        identical in all material respects to
                                        the respective forms and terms of the
                                        Old Securities, except that the New
                                        Securities have been registered under
                                        the Securities Act and therefore are
                                        not subject to certain restrictions
                                        on transfer applicable to the Old
                                        Securities.  Accordingly, as the
                                        context may require, unless expressly
                                        stated otherwise, (i) "Capital
                                        Securities" means the Old Capital
                                        Securities and, in the event the
                                        Exchange Offer is consummated, the
                                        New Capital Securities, (ii)
                                        "Subordinated Debentures" means the
                                        Old Subordinated Debentures and, in
                                        the event the Exchange Offer is
                                        consummated, the New Subordinated
                                        Debentures, (iii) "Guarantee" means
                                        the Old Guarantee and, in the event
                                        the Exchange Offer is consummated,
                                        the New Guarantee and (iv)
                                        "Securities" means the Old Securities
                                        and, in the event the Exchange Offer
                                        is consummated, the New Capital
                                        Securities.  See "The Exchange
                                        Offer--Purpose and Effect of the
                                        Exchange Offer," "Description of
                                        Securities" and "Description of Old
                                        Securities."

Distribution Dates                      January 15 and July 15 of each year,
                                        commencing July 15, 1997.

Extension Periods                       Distributions on Capital Securities
                                        will be deferred for the duration of
                                        any Extension Period elected by ComEd
                                        with respect to the payment of
                                        interest on the Subordinated
                                        Debentures.  No Extension Period will
                                        exceed 10 consecutive semi-annual
                                        periods or extend
                                           beyond the Stated Maturity Date. See
                                           "Description of Securities--
                                           Description of Subordinated
                                           Debentures--Option to Extend Interest
                                           Payment Date" and "Certain Federal
                                           Income Tax Consequences--Interest
                                           Income and Original Issue Discount."

Ranking The Capital Securities rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Securities--
                                           Description of Capital Securities--
                                           Subordination of Common Securities."
                                           The Subordinated Debentures rank pari
                                           passu with all other subordinated
                                           indebtedness ("Other Indebtedness")
                                           which has been or will be issued and
                                           sold to other trusts which have been
                                           or will be established by ComEd, in
                                           each case similar to the Trust
                                           ("Other Trusts"), including the
                                           $206.2 million principal amount of
                                           the Company's 8.48% Subordinated
                                           Deferrable Interest Notes due
                                           September 30, 2035 (the "8.48%
                                           Debentures") issued to ComEd
                                           Financing I in connection with the
                                           sale of the 8.48% Trust Originated
                                           Preferred Securities issued by ComEd
                                           Financing I (the "8.48% Preferred
                                           Securities"), and are unsecured and
                                           subordinate and junior in right of
                                           payment to all Senior Indebtedness to
                                           the extent and in the manner set
                                           forth in the Indenture. See
                                           "Description of Securities--
                                           Description of Subordinated
                                           Debentures." The Guarantee ranks pari
                                           passu with all other guarantees
                                           issued by the Company with respect to
                                           capital or preferred securities
                                           issued by Other Trusts ("Other
                                           Guarantees") including the Company's
                                           guarantee of the 8.48% Preferred
                                           Securities, and constitutes an
                                           unsecured obligation of the Company
                                           and ranks subordinate and junior in
                                           right of payment to all Senior
                                           Indebtedness to the extent and in the
                                           manner set forth in the Guarantee
                                           Agreement. See "Description of
                                           Securities--Description of
                                           Guarantee."

Redemption                                 The Trust Securities are subject to
                                           mandatory redemption in a Like
                                           Amount, (i) in whole but not in part,
                                           on the Stated Maturity Date upon
                                           repayment of the Subordinated
                                           Debentures, (ii) in whole but not in
                                           part, at any time prior to January
                                           15, 2007, contemporaneously with the
                                           optional prepayment of the
                                           Subordinated Debentures by the
                                           Company upon the occurrence and
                                           continuation of a Tax Event and (iii)
                                           in whole or in part, on or after
                                           January 15, 2007 contemporaneously
                                           with the optional prepayment by the
                                           Company of the Subordinated
                                           Debentures, in each case at the
                                           applicable Redemption Price. See
                                           "Description of Securities--
                                           Description of Capital Securities--
                                           Redemption."

Rating The Capital Securities have been rated BBB- by Standard & Poor's Ratings Services ("S&P") and baa3 by Moody's Investors Services, Inc. ("Moody's").

Absence of Market for                       The New Capital Securities will be a
  the Capital Securities                    new issue of securities for which
                                            there currently is no market.
                                            Although the Initial Purchasers have
                                            advised ComEd and the Trust that
                                            they currently intend to make a
                                            market in the New Capital
                                            Securities, the Initial Purchasers
                                            are not obligated to do so, and any
                                            market-making activity with respect
                                            to the New Capital Securities may be
                                            interrupted or discontinued at any
                                            time without notice. Accordingly, no
                                            assurance can be given that an
                                            active public or other market will
                                            develop for the New Capital
                                            Securities or as to the liquidity of
                                            or the trading market for the New
                                            Capital Securities. ComEd and the
                                            Trust will not apply for listing of
                                            the New Capital Securities on any
                                            securities exchange or for quotation
                                            through the National Association of
                                            Securities Dealers Automated
                                            Quotation System.

     For additional information regarding the New Securities, see "Description of Securities" and "Certain Federal Income Tax Consequences" below.


                                  Risk Factors

     Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors" beginning on page 11.

                                  RISK FACTORS

     Holders tendering Old Capital Securities in the Exchange Offer should carefully review the information contained elsewhere in this Prospectus and should particularly consider the matters set forth below. The forms and terms of the New Securities are identical in all material respects to the respective forms and terms of the Old Securities, except that the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities. Accordingly, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" means the Old Capital Securities and, in the event the Exchange Offer is consummated, the New Capital Securities, (ii) "Subordinated Debentures" means the Old Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Subordinated Debentures, (iii) "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee and (iv) "Securities" means the Old Securities and, in the event the Exchange Offer is consummated, the New Securities.

Ranking of Guarantee and the Subordinated Debentures

     The Company's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of the Company other than the Company's guarantee of the 8.48% Preferred Securities and pari passu with the most senior preferred stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred stock of any affiliate of the Company. The obligations of the Company under the Subordinated Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Subordinated Debentures may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. At March 31, 1997 Senior Indebtedness of the Company aggregated approximately $7,072 million. There are no terms in the Capital Securities, the Subordinated Debentures or the Guarantee that limit the Company's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debentures or the Guarantee. See "Description of Securities--Description of Guarantee" and "Description of Securities--Description of Subordinated Debentures--Subordination."

Rights Under the Guarantee

     The Guarantee guarantees to the holders of the Capital Securities the payment of (i) any accrued and unpaid Distributions which are required to be paid on the Capital Securities, to the extent the Trust shall have funds on hand legally available therefor, (ii) the Redemption Price, including all accrued and unpaid Distributions to the date of the redemption, to the extent the Trust shall have funds on hand legally available therefor, with respect to any Capital Securities called for redemption by the Trust and
(iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Capital Securities) the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of payment therefor and
(b) the amount of assets of the Trust remaining available for distribution to holders of Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Capital Securities may institute a legal proceeding directly against the Company to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default in its obligation to pay amounts payable on the Subordinated Debentures, the Trust would lack available funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and in such event holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest on the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, and interest on the Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures or to assert directly any other rights in respect of the Subordinated Debentures. See "Description of Securities-- Description of Guarantee--Status of the Guarantee" and "Description of Securities--Description of Subordinated Debentures--Subordination." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

Option to Extend Interest Payment Period

     The Company has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, on the Subordinated Debentures. As a consequence of such an extension, semi-annual distributions on the Capital Securities would be deferred (but despite such deferral would continue to accrue with interest thereon compounded semi-annually) by the Trust during any such extended interest payment period. Such right to extend the interest payment period for the Subordinated Debentures is limited to a period not exceeding ten consecutive semi-annual periods for any such extension. In the event that the Company exercises this right to defer payments of interest, then (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock and (ii) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Subordinated Debentures, including the 8.48% Debentures and the guarantee of the 8.48% Preferred Securities. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by further extending the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity Date of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, as if no Extension Period had previously been declared, subject to the above requirements. See "Description of Securities--Description of Capital Securities--Distributions" and "--Voting Rights; Amendment of the Trust Agreement" and "Description of Securities--Description of Subordinated Debentures--Option to Extend Interest Payment Date."

     In September 1995, ComEd Financing I issued 8,000,000 8.48% Preferred Securities to the public. The proceeds of such issuance, together with the proceeds of the issuance of common securities to the Company, were used by ComEd Financing I to purchase the 8.48% Debentures from the Company. The Subordinated Debentures are pari passu in right of payment with the 8.48% Debentures. As a result, in the event the Company exercises its right to defer interest on the Subordinated Debentures, the Company will be prohibited from making payments on the 8.48% Debentures or on its guarantee of the 8.48% Preferred Securities, and in the event the Company exercises its right to defer interest on the 8.48% Debentures, it will be prohibited from making payments on the Subordinated Debentures and the Guarantee.

     Should the Company exercise its rights to defer payments of interest by extending the interest payment period, each holder of Capital Securities will be required to accrue income (as original issue discount) for United States federal income tax purposes in respect of the deferred interest allocable to its Capital Securities. As a result, holders of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent an undivided beneficial interest in the Subordinated Debentures) may be more volatile than other securities that do not contain such rights. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount."

Tax Event Redemption; Possible Tax Law Changes Affecting the Capital
Securities

     Upon the occurrence and continuation of a Tax Event (as defined under "Description of Securities--Description of Subordinated Debentures--Tax Event Prepayment"), the Company will have the right to prepay the Subordinated Debentures in whole (but not in part) at the Tax Event Prepayment Price prior to January 15, 2007 and within 90 days following the occurrence of such Tax Event and therefore cause a mandatory redemption of the Capital Securities at the Tax Event Redemption Price. See "Description of Securities--Description of Capital Securities--Redemption."

     On February 6, 1997, President Clinton's budget proposal for fiscal year 1998 was released. Included in the budget proposal is a provision which, if enacted, would generally treat instruments such as the Subordinated Debentures as equity for United States federal income tax purposes if the instruments (i) have a maximum term of more than 15 years and (ii) are not shown as indebtedness on the separate balance sheet of the issuer. The provision is proposed to be effective generally for instruments issued on or after the date of first committee action by
Congress.  As of the date hereof, no such action has been taken.   If the
provision applied to the Subordinated Debentures, among other things, the Company would be unable to deduct interest on the Subordinated Debentures for United States federal income tax purposes. A similar provision was included in President Clinton's budget proposal for fiscal year 1997, but the 104th Congress adjourned without taking action on such provision.
There can be no assurance that the current budget provision or future legislative proposals will not affect the ability of the Company to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to redeem the Capital Securities at the Tax Event Redemption Price by electing to prepay the Subordinated Debentures at the Tax Event Prepayment Price. See "Description of Securities--Description of Capital Securities--Redemption" and "Description of Securities--Description of Subordinated Debentures--Tax Event Prepayment." See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) under the Trust Agreement, the Company shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof. If and to the extent that the Company does not make payments on the Subordinated Debentures or as required by the Trust Agreement, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions.

Possible Adverse Effect on Market Prices

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Capital Securities or the Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Subordinated Debentures upon the dissolution or liquidation of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures and the Company contained herein. See "Description of Securities--Description of Capital Securities-- Liquidation of the Trust and Distribution of Subordinated Debentures" and "Description of Securities--Description of Subordinated Debentures."

Limited Voting Rights

     Holders of Capital Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, ComEd Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. See "Description of Securities--Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement."

Absence of Public Market

     The Old Capital Securities were issued to, and ComEd believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of ComEd or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. ComEd and the Trust have been advised by the Initial Purchasers that the Initial Purchasers currently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of ComEd, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of ComEd or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Consequences of a Failure to Exchange Old Capital Securities

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). ComEd and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

     To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

Exchange Offer Procedures

     Subject to the conditions set forth under "The Exchange Offer-- Conditions to the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined under "The Exchange Offer--Acceptance for Exchange and Issuance of New Capital Securities") if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of
Transmittal.    Therefore, holders of Old Capital Securities desiring to
tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.


     USE OF PROCEEDS FROM THE SALE OF THE OLD CAPITAL SECURITIES

     Neither ComEd nor the Trust will receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

     The proceeds to the Trust from the offering of the Old Capital Securities was approximately $150,000,000. All of the proceeds from the sale of Old Capital Securities were invested by the Trust in Old Subordinated Debentures. The proceeds were used by ComEd to discharge or refund by redemption outstanding long-term debt. For information concerning the Company's outstanding long-term debt, see Statements of Consolidated Capitalization and Note 9 of Notes to Financial Statements in the March 31, 1997 Form 10-Q Report. ComEd paid or reimbursed the Trust for the expenses associated with the offering of the Old Capital Securities and the compensation to the Initial Purchasers.

                              SUMMARY INFORMATION

     The following summary information is qualified in its entirety by the information and financial statements appearing in the documents incorporated in this Prospectus by reference.

                          Commonwealth Edison Company

     Estimated Population of Service Area..............................................................    8,000,000
     Customers (as of March 31, 1997)..................................................................    3,421,000
     Sales (thousands of kilowatthours-12 months ended March 31, 1997).................................   92,850,000
     Net Electric Generating Capability, net of summer limitations (kilowatts).........................   21,954,000
     Fuel Sources of Kilowatthour Generation (12 months ended March 31, 1997):
          Nuclear...............................................................................................  64%
          Coal..................................................................................................  33
          Oil...................................................................................................   1
          Natural gas...........................................................................................   2
                                                                                                                 ---
                                                                                                                 100%
                                                                                                                 ===

                             Financial Information

                                                                                                                 Twelve Months
                                                         Year Ended December 31                                      Ended
                                     1992            1993            1994            1995            1996        March 31, 1997
                                  ----------      ----------      ----------      ----------      ----------     --------------

Electric Operating Revenues
(thousands of dollars)            $6,026,321      $5,260,440      $6,277,521      $6,909,786      $6,934,547        $7,000,143

Net Income (thousands of
dollars)                          $  513,981      $  112,440      $  423,946      $  717,154      $  743,368        $  714,152

Net Income on Common Stock
(thousands of dollars)            $  443,442      $   46,388      $  359,019      $  647,193      $  678,944        $  650,715

Earnings per Common Share         $     2.08      $     0.22      $     1.68      $     3.02      $     3.17        $     3.04

Ratios of Earnings to-

  Fixed Charges                         2.06            1.19            1.99            2.79            2.90              2.84

  Fixed Charges and Preferred
      and Preference Stock
      Dividend Requirements             1.78            1.03            1.73            2.39            2.48              2.43

-------------------------

     See Notes (A) through (G) on pages 18 through 20.

Notes to Financial Information:

(A) As a result of an April 1992 Illinois Supreme Court decision and a Circuit Court of Cook County, Illinois decision, ComEd recorded in 1992 additional provisions for refunds and related interest related to a prior disallowance of Byron Unit 1 costs which reduced net income by approximately $50 million or $0.24 per common share.

(B) In January 1993, ComEd adopted an accounting standard which requires an asset and liability approach for financial accounting and reporting for income taxes as opposed to the deferred method that ComEd had previously used. ComEd adopted the standard as a cumulative effect of a change in an accounting principle, which increased net income and net income on common stock for the year ended December 31, 1993 by $9.7 million or $0.05 per common share.

     In November 1993, two settlements (the "Settlements") related to various proceedings and matters concerning ComEd's rates (the "Rate Matters Settlement") and its fuel adjustment clause (the "Fuel Matters Settlement") became final. The recording of the effects of the Settlements in October 1993 reduced 1993 net income by approximately $354 million or $1.66 per common share, in addition to the approximately $160 million or $0.75 per common share effect of the deferred recognition of revenues and after the partially offsetting effect of recording approximately $269 million or $1.26 per common share in deferred carrying charges, net of income taxes, authorized in the Illinois Commerce Commission ("ICC") rate order issued in January 1993. Refunds related to the Rate Matters Settlement, and reduced fuel adjustment clause collections related to the Fuel Matters Settlement, have been completed.

(C) The Illinois Public Utilities Act requires the ICC to hold annual public hearings to determine whether each utility's fuel adjustment clause reflects actual costs of fuel and power prudently purchased and to reconcile amounts collected with actual costs. Through its fuel adjustment clause, ComEd recovers from its customers the cost of the fuel used to generate electricity and of purchased power as compared to fuel costs included in base rates.

     Final ICC orders have been issued in fuel reconciliation proceedings for years prior to 1994 and for the year 1995. In 1996, an intervenor filed testimony in the fuel reconciliation proceeding for 1994 seeking a refund of approximately $90 million relating to nuclear station performance. Under the Fuel Matters Settlement, parties to that settlement agreed not to challenge the prudence of ComEd's western coal costs for the period from 1989 through 1992. ComEd's western coal contracts and its rail contracts for delivery of the western coal provide for the purchase of certain coal at prices substantially above currently prevailing market prices and ComEd has significant purchase commitments under its contracts. For additional information relating to ComEd's commitments for the purchase of coal, see "Management's Discussion and Analysis of Financial Condition and Results of
     Operations," subcaption "Liquidity and Capital Resources," and Note 1 of Notes to Financial Statements under "Deferred Unrecovered Energy Costs" in the March 31, 1997 Form 10-Q Report.

(D) In 1994, ComEd recorded a reduction in the carrying value of its investments in uranium related properties after completing a review of various alternatives and reassessing the long-term recoverability of those investments. The effects of the reduction reduced 1994 net income by $34 million or $0.16 per common share.

     Operation and maintenance expenses in 1994 reflect $34 million of pension expense related to the 1994 early retirement program. The effect of this increase to pension expense reduced 1994 net income by $20 million or $0.09 per common share.

(E) In January 1995, the ICC issued its rate order (the "Rate Order") in the proceedings relating to ComEd's February 1994 rate increase request. The rates provided in the Rate Order became effective on January 14, 1995; however, they are being collected subject to refund as a result of subsequent judicial action. The Rate Order was appealed by intervenors and ComEd to the Illinois Appellate Court, which issued a decision on May 30, 1997 affirming the Rate Order in all respects with the exception of two issues which it remanded to the ICC for the purpose of providing further analysis. Those issues relate to: (i) the manner in which certain costs are recovered and which customers should pay these costs, and (ii) the proper rate of return on equity for ComEd. ComEd believes that the ICC can satisfy the Appellate Court's remand directions on the basis of the existing record from the ICC proceedings which led to the Rate Order. The Appellate Court's decision does not have any immediate effect on ComEd's rates or require any refunds. In connection with the initiation of the appeal, ComEd committed to make refunds "in the event that a final, non-appealable order is entered reversing the ICC's Rate Order." As of March 31, 1997, electric operating revenues of approximately $754 million (excluding revenue taxes) were subject to refund. As noted, the Appellate Court's decision did not reverse the Rate Order. Therefore, no refunds are required by the Appellate Court's decision. It is expected that the Appellate Court's decision will be appealed by the intervenors to the Illinois Supreme Court. For additional information regarding the decision and the rate of return issue, see the May 30, 1997 Form 8-K Report.

     See Note 2 of Notes to Financial Statements in the March 31, 1997 Form 10-Q Report for information regarding certain customer initiatives, including a five-year cap on base electric rates, that ComEd announced in December 1995 and expects to have fully implemented in 1997. Also see Note 1 of Notes to Financial Statements under "Depreciation and Decommissioning" in the March 31, 1997 Form 10-Q Report for information concerning additional depreciation charges related to ComEd's steam generators at Byron Unit 1 and Braidwood Unit 1 and ComEd's ongoing evaluation of the impact of the expected early retirement of Zion.

     As discussed under "Changes in the Electric Utility Industry" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the March 31, 1997 Form 10-Q Report, various legislative proposals have been pending in the Illinois legislature for the purpose of, among other things, introducing price-based competition into the supply of electric energy in Illinois under a less regulated structure. That process will continue into the Fall of 1997. On May 30, 1997, the Illinois House of Representatives approved, on a vote of 85 to 12, a bill that would have provided for a 10% residential rate reduction commencing in 1998, customer access to other electric suppliers in a phased-process over several years, the recovery by utilities of a portion of their invested costs that might not otherwise be recoverable in charges in a less regulated market, and a leveling of certain regulatory and tax provisions as applied to various electric service providers. The Illinois Senate, however, deferred final consideration of the bill until the Fall veto session scheduled for October 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," subcaption "Changes in the Electric Utility Industry" in the March 31, 1997 Form 10-Q Report for additional information regarding deregulation, competition and their possible effects on the recovery of investment costs and proposed legislation in Illinois.

     See "Management's Discussion and Analysis of Financial Condition and Results of Operations," subcaption "Regulation--Nuclear Matters" in the March 31, 1997 Form 10-Q Report for additional information regarding ComEd's nuclear operations.

(F) ComEd recorded an extraordinary loss of $33 million in the fourth quarter of 1995 related to the early redemption of $645 million of long-term debt, which loss reduced net income by $20 million (after reflecting income tax effects of $13 million) or $0.09 per common share.

     Operation and maintenance expenses include $97 million, $12 million and $18 million for the twelve months ended December 31, 1995, December 31, 1996 and March 31, 1997, respectively, related to a voluntary separation offer for union employees who accepted and left ComEd's employ combined with separation plans offered to selected groups of non-union employees. These employee separation plans reduced net income by $59 million or $0.27 per common share, $7 million or $0.03 per common share and $11 million or $0.05 per common share for the twelve months ended December 31, 1995, December 31, 1996 and March 31, 1997, respectively.

     The effects of an income tax refund related to prior years increased net income by $26 million or $0.12 per common share for the twelve months ended December 31, 1996 and March 31, 1997.

     The effects of a reduction in real estate taxes (approximately half of which was related to the year 1995) increased net income by $28 million or $0.13 per common share and $30 million or $0.14 per common share for the twelve months ended December 31, 1996 and March 31, 1997, respectively.

     ComEd recorded additional depreciation charges on its nuclear generating units of $30 million and $45 million for the twelve months ended December 31, 1996 and March 31, 1997, respectively.

(G) For purposes of computing the ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements: (i) earnings consist of net income before deducting net provisions for income taxes (including deferred taxes and current income taxes applicable to nonoperating activities), investment tax credits deferred and fixed charges; (ii) fixed charges consist of interest on debt, amortization of debt discount, premium and expense, preferred securities dividend requirements of subsidiary trusts and the estimated interest component of nuclear fuel and other lease payments and rentals; and (iii) preferred and preference stock dividend requirements represent an amount equal to income, before income taxes, which would be required to meet the dividends on preferred and preference stocks.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization including short-term borrowings and current maturities of the Company at March 31, 1997. The table should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Available Information."

                                                     March 31, 1997
                                                     --------------
                                                      (in millions)


Short-term borrowings...............................        $   130

Long-term borrowings including current maturities...          6,292

Company-obligated mandatorily redeemable
  preferred securities of ComEd Financing I (1).....            200

Company-obligated mandatorily redeemable
  capital securities of ComEd Financing II (2)......            150

Preferred and preference stocks without mandatory
  redemption requirements...........................            507

Preference stock subject to mandatory redemption
  requirements including current maturities.........            249

Common stock equity.................................          6,069
                                                            -------

Total capitalization including
  short-term borrowings and current maturities......        $13,597
                                                            =======

---------------------

(1) The sole asset of ComEd Financing I is $206.2 million principal amount of the Company's 8.48% Subordinated Deferrable Interest Notes due September 30, 2035.

(2) As described in this Prospectus, the sole asset of the Trust will be $154.6 million principal amount of the Company's 8.50% Subordinated Deferrable Interest Debentures due January 15, 2027.

     The financial statements of the Trust will be consolidated with the Company's financial statements, with the Capital Securities shown on the Company's consolidated financial statements, along with the 8.48% Preferred Securities issued by ComEd Financing I, as Company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

                      ACCOUNTING TREATMENT FOR THE TRUST

     For financial reporting purposes, the Trust is treated as a subsidiary of ComEd and, accordingly, the accounts of the Trust are included in the consolidated financial statements of ComEd. The Capital Securities will be presented, along with the 8.48% Preferred Securities issued by ComEd Financing I, as "Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts" in the consolidated financial statements of ComEd and appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, ComEd will record Distributions payable on the Capital Securities as a charge in the consolidated statement of income.

                              COMED FINANCING II

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by ComEd, as Sponsor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 20, 1996. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Subordinated Debentures will be the sole assets of the Trust, and payments under the Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by ComEd. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement, the rights of ComEd as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Securities--Description of Capital Securities--Subordination of Common Securities." ComEd owns Common Securities in a Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term expiring on December 31, 2030, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by ComEd as holder of the Common Securities. The trustees for the Trust are Wilmington Trust Company, as the Property Trustee (the "Property Trustee") and as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with ComEd (collectively, the "ComEd Trustees"). Wilmington Trust Company, as Property Trustee, acts as sole indenture trustee under the Trust Agreement. Wilmington Trust Company also acts as indenture trustee under the Guarantee and is the indenture trustee under the Indenture. See "Description of Securities-- Description of Guarantee" and "Description of Securities--Description of Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, is entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event do the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each ComEd Trustee are governed by the Trust Agreement. ComEd will pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is 37th Floor, 10 South Dearborn Street, Chicago, IL 60690-0767 (telephone number 312/394-4321).

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

          In connection with the sale of the Old Capital Securities, ComEd and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which ComEd and the Trust agreed to file and to use their reasonable best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

          The Exchange Offer is being made to satisfy the contractual obligations of ComEd and the Trust under the Registration Rights Agreement. The forms and terms of the New Capital Securities are identical in all material respect to the forms and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities. See "Risk Factors-- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

          The Exchange Offer is not being made to, nor will the Trust or ComEd accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

          Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of ComEd or any other person who has obtained a properly completed bond power from the registered holder, or any person who beneficially owns Old Capital Securities which are held of record by DTC who desires to deliver such Old Capital Securities by book-entry transfer into the Exchange Agent's account at DTC, or any person who beneficially owns Old Capital Securities which are held of record by a nominee other than DTC (or its nominee).

          Pursuant to the Exchange Offer, ComEd will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Subordinated Debentures, of which $154,640,000 aggregate principal amount is outstanding, for a like aggregate principal amount of the New Subordinated Debentures. The New Guarantee and New Subordinated Debentures have been registered under the Securities Act.

Terms of the Exchange

          The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $150,000,000 of New Capital Securities in exchange for a like aggregate Liquidation Amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities for exchange in whole or in part having a Liquidation Amount of $1,000 (1 Old Capital Security) or any integral multiple in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part, the untendered aggregate Liquidation Amount thereof must be $100,000 (100 Old Capital Securities) or any integral multiple of $1,000 (1 Old Capital Security) in excess thereof.

          The Exchange Offer is not conditioned upon any minimum
Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $150,000,000 aggregate Liquidation Amount of Old Capital Securities is outstanding.

          Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and remain entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

          If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date. Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer, except under those circumstances described in the Letter of Transmittal. ComEd will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

          NEITHER THE BOARD OF DIRECTORS OF COMED NOR THE COMED TRUSTEES MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE LIQUIDATION AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments

          The term "Expiration Date" means 5:00 p.m., New York City time, on July 18, 1997 unless the Exchange Offer is extended by ComEd and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

          ComEd and the Trust expressly reserve the right, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) if ComEd or the Trust determines, in its reasonable discretion, that any of the conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied,
(iii) to extend the Expiration Date and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by ComEd and the Trust to constitute a material change, or if ComEd and the Trust waive a material condition of the Exchange Offer, ComEd and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and ComEd and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act. If ComEd or the Trust becomes aware of any material information with respect to the plan of distribution not previously disclosed in the Prospectus or any material change to such information in this Prospectus, ComEd and the Trust will promptly file a post-effective amendment to the Registration Statement. In such event, ComEd and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

          Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which ComEd and the Trust may choose to make any public announcement and subject to applicable law, ComEd and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of New Capital Securities

          Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

          Subject to the conditions set forth under "--Conditions to the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and
(iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

          The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. See "--Procedures for Tendering Old Capital Securities-- Book-Entry Transfer." The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and ComEd may enforce such Letter of Transmittal against such participant.

          Subject to the terms and conditions of the Exchange Offer, ComEd and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of ComEd's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for ComEd and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities which will not be held in global form by DTC or a nominee of DTC to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after ComEd's and the Trust's acceptance for exchange of Old Capital Securities) or

ComEd and the Trust extend the Exchange Offer or are unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to ComEd's and the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of ComEd and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

          Pursuant to an Agent's Message or a Letter of Transmittal, a holder of Old Capital Securities will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Capital Securities

          Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered by book-entry transfer, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "-Exchange Agent" on or prior to the Expiration Date and either (i) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below or (ii) the guaranteed delivery procedures set forth below must be complied with.

          Except as set forth below, in order for Old Capital Securities to be validly tendered by a means other than by book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "-Exchange Agent" on or prior to the Expiration Date and either (i) such Old Capital Securities must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) the guaranteed delivery procedures set forth below must be complied with.

          If less than all Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

          THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS TO BE BY MAIL, THE USE OF REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

          Book-Entry Transfer. The Exchange Agent and DTC have confirmed that any Participant (as defined in "Description of Securities--Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer" and "--Depositary Procedures") in DTC's book-entry transfer facility system may utilize DTC's

ATOP procedures to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

          Signature Guarantees. Certificates for Old Capital Securities need not be endorsed and signature guarantees on a Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank;
(ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instructions 4 and 7 to the Letter of Transmittal.

          Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (i) such tenders are made by or through an Eligible Institution;

          (ii) a completed and signed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is delivered to the Exchange Agent, as provided below, on or prior to Expiration Date; and

          (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a completed and signed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     ComEd's and the Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, ComEd and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by ComEd and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. ComEd and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to ComEd and the Trust, be unlawful. ComEd and the Trust also reserve the right, in their reasonable discretion and subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition, defect or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions, defects or irregularities are waived in the case of other holders.

     ComEd's and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither ComEd, the Trust, any affiliates or assigns of ComEd or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by ComEd and the Trust, proper evidence satisfactory to ComEd and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of New Capital Securities

     The Trust is making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither ComEd nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the conditions described below, the Company and the Trust believe that a holder of Old Capital Securities (other than a holder who is (a) a broker-dealer who purchased the Old Capital Securities directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (b) a person participating in the distribution of the Old Capital Securities or (c) a person who is an "affiliate" of the Company or the Trust) who exchanges Old Capital Securities in the Exchange Offer for New Capital Securities and then resells such New Capital Securities will be viewed by the staff no differently than a non-affiliated purchaser of registered securities who purchases such securities in a registered primary offering of securities and, after completion of such registered offering, may resell the New Capital Securities without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. Any holder of Old Capital Securities who uses the Exchange Offer to participate in a distribution of the New Capital Securities to be acquired in the Exchange Offer, any broker-dealer who receives New Capital Securities in exchange for Old Capital Securities that were purchased directly from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, any person participating in the distribution of the Old Capital Securities who receives New Capital Securities in the Exchange Offer and any "affiliate" of the Company or the Trust who receives New Capital Securities in the Exchange Offer (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance set forth in the above-described interpretive letters and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such New Capital Securities, unless such sale is made pursuant to an exemption from such requirements. Any such resale transaction must be made by delivery of a prospectus containing the selling securityholder information required by the rules of the Commission under the Securities Act.

     Each holder (including any broker-dealer) of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of ComEd or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and
(iv) such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. The Letter of Transmittal contains the foregoing representations. In addition, ComEd and the Trust may require a holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to ComEd and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer.

     A broker-dealer who holds Old Capital Securities for its own account as a result of market-making activities or other trading activities and who receives New Capital Securities in exchange for such Old Capital Securities pursuant to the Exchange Offer may be deemed to be an "underwriter" within the meaning of the Securities Act and will be required to deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. Based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that a broker-dealer may participate in the Exchange Offer with respect to Old Capital Securities acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer"), provided that in connection with any resales of New Capital Securities received in exchange for such Old Capital Securities, such broker-dealer delivers a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, the Company and the Trust will require each broker-dealer who tenders, pursuant to the Exchange Offer, Old Capital Securities that were acquired for its own account as the result of market-making activities or other trading activities to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Capital Securities received in exchange for such Old Capital Securities pursuant to the Exchange Offer. However, the Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Also based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that a Participating Broker-Dealer may fulfill its prospectus delivery requirement in connection with resales of New Capital Securities received in exchange for Old Capital Securities that were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities with this Prospectus, as it may be amended or supplemented from time to time, during the 90-day period referred to below. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein, ComEd and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify ComEd or the Trust, or cause ComEd or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent."

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of any Agent's Message in lieu thereof, that, upon receipt of notice from ComEd or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) pursuant to this Prospectus until ComEd or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or ComEd or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

     As set forth below, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate Liquidation Amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the certificate for the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If certificates for the Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates for the Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular certificates for the Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Capital Securities. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the

Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by ComEd and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither ComEd, the Trust, any affiliates or assigns of ComEd or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on New Capital Securities

     Each New Capital Security will accumulate Distributions from the most recent Distribution Date on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from January 24, 1997. As a result, holders of Old Capital Securities that are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the most recent Distribution Date on such Old Capital Securities or, if no Distributions have been paid or provided for on such Old Capital Securities, from and after January 24, 1997, and such holders will be deemed to have waived the right to receive any Distributions on such Old Capital Securities.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, ComEd and the Trust will not be required to accept for exchange, or to exchange, any New Capital Securities for any Old Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of ComEd or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

          (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in ComEd's and the Trust's judgment, would reasonably be expected to impair the ability of ComEd or the Trust to proceed with the Exchange Offer;

          (c) any law, statute, rule or regulation shall have been adopted or enacted which, in ComEd's and the Trust's judgment, would reasonably be expected to impair the ability of ComEd or the Trust to proceed with the Exchange Offer;

          (d) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in ComEd's and the Trust's judgment, would reasonably be expected to impair the ability of ComEd or the Trust to proceed with the Exchange Offer;

          (e) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of ComEd or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval ComEd and the Trust shall, in their reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

          (f) any change, or any development involving a prospective change, in the business or financial affairs of ComEd or any of its subsidiaries has occurred which, in the reasonable judgment of ComEd and the Trust, might materially impair the ability of ComEd or the Trust to proceed with the Exchange Offer.

     If ComEd and the Trust determine in their reasonable discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, ComEd and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, ComEd and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and ComEd and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of a Letter of Transmittal and any other documents required by the Letter of Transmittal, questions, requests for assistance, and requests for additional copies of this Prospectus or of a Letter of Transmittal should be directed to the Exchange Agent as follows:



     By Registered or Certified Mail:            By Facsimile:                                 By Hand/Overnight Carrier:

         Wilmington Trust Company                    Wilmington Trust Company                  Wilmington Trust Company
         1100 North Market Street                     Attn:  Corporate Trust                      1100 North Market Street
           Rodney Square North                            Operations                               Rodney Square North
        Wilmington, Delaware 19890                       (302) 651-1079                        Wilmington, Delaware 19890
          Attn:  Corporate Trust                                                                   Attn:  Corporate Trust
                   Operations                    (For Eligible Institutions Only)                           Operations
                                                       Confirm by Telephone
                                                          (302) 651-8869

                                                      For Information Call:
                                                          (302) 651-8869

      Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

     ComEd has agreed to pay all expenses of the Trust, including expenses related to the Exchange Offer. ComEd has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. ComEd will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither ComEd nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.


                           DESCRIPTION OF SECURITIES

                       Description of Capital Securities

     Pursuant to the terms of the Trust Agreement, the Trust has issued Old Capital Securities and Common Securities and, in the event the Exchange Offer is consummated, will issue New Capital Securities. New Capital Securities will represent undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The forms and terms of the New Capital Securities are identical in all material respects to the forms and terms of the Old Capital Securities, except that the New Capital Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities. See"--Removal of Certain Restrictions on Transfer." Accordingly, as the context may require, unless expressly stated otherwise, "Capital Securities" means the Old Capital Securities and, in the event the Exchange Offer is consummated, the New Capital Securities. The following is a summary of all material provisions of the Capital Securities, the Common Securities and the Trust Agreement; however, the summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

General

     The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $150,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities rank on a parity, and payments are made thereon pro rata, with the Common Securities except as described under

"--Subordination of Common Securities." The New Capital Securities and any Old Capital Securities that remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. Legal title to the Old Subordinated Debentures is (and legal title to the New Subordinated Debentures will be) held by the Property Trustee in trust for the benefit of the holders of Capital Securities and Common Securities. The New Guarantee to be executed by ComEd for the benefit of the holders of Capital Securities will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

Distributions

     Distributions on the Capital Securities are cumulative, accumulate from January 24, 1997 and are payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1997, at the annual rate of 8.50% of the Liquidation Amount to the holders of record of the Capital Securities on the January 1 or July 1 immediately preceding such date. The amount of Distributions payable for any period is computed on the basis of a 360-day year consisting of twelve 30-day months and for any period less than a full calendar month on the basis of the actual number of days elapsed in such month. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in Wilmington, Delaware or New York, New York are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Subordinated Debentures by extending the interest payment period at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.50% thereof, compounded semi-annually from the relevant Distribution Date. The term "Distributions," as used herein, shall include any such additional Distributions.

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period at least 10 days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Capital Securities of the record date or the date such Distributions are payable but in any event not less than 10 days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common, preference and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Indebtedness) that rank pari passu with or junior in right of payment to the Subordinated Debentures, including the 8.48% Debentures, or (iii) make any guarantee payments with respect to the foregoing.

     Although the Company may in the future exercise its option to defer payments of interest on the Subordinated Debentures, the Company has no such current intention.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Subordinated Debentures--General." If the Company does not make interest payments on the Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

Redemption

     Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Subordinated Debentures), (ii) in the case of the optional prepayment of the Subordinated Debentures prior to January 15, 2007 upon the occurrence and continuation of a Tax Event, the Tax Event Redemption Price (equal to the Tax Event Prepayment Price in respect of the Subordinated Debentures) and (iii) in the case of the optional prepayment of the Subordinated Debentures on or after January 15, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Subordinated Debentures). See "Description of Subordinated Debentures--Optional Prepayment" and "--Tax Event Prepayment."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Subordinated Debentures to be paid in accordance with their terms and
(ii) with respect to a distribution of Subordinated Debentures upon the liquidation of the Trust, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed.

Liquidation of the Trust and Distribution of Subordinated Debentures

     The Company has the right at any time to terminate the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that holders of the Capital Securities will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of the Subordinated Debentures.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of the Trust Securities, if the Company, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption"; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the ComEd Trustees as expeditiously as the ComEd Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

     After the liquidation date is fixed for any distribution of Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Subordinated Debentures.

     There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

Redemption Procedures

     If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price.

     If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will pay the applicable Redemption Price to holders of Capital Securities by check mailed to the address of the relevant holder. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any Redemption Date of Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the Redemption Price in respect of any Capital Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the Redemption Date for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), provided the acquirer is not the holder of Common Securities or an obligor under the Indenture, the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default under the Trust Agreement shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default under the Trust Agreement, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

     The occurrence of a Debenture Event of Default (see "Description of Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

     Within five Business Days after the occurrence of any Event of Default under the Trust Agreement actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Company, as Sponsor, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Subordinated Debentures" and "--Subordination of Common Securities."

Removal of ComEd Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any ComEd Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed during such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of the Property Trustee or the Delaware Trustee and no appointment of a successor trustee thereto shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Merger or Consolidation of ComEd Trustees

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Property Trustee or the Delaware Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, shall be the successor of such ComEd Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, except as described below. The Trust may, at the request of the Company, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of such holders' interest in the new entity), and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Trust Agreement

     Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Guarantee-- Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Administrative Trustees and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Administrative Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Administrative Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Subordinated Debentures are held by the Property Trustee, the ComEd Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Subordinated Debentures, (ii) waive certain past defaults under the Indenture,
(iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The ComEd Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the ComEd Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not cease to be classified as a grantor trust for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel or distribute the Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the ComEd Trustees or any affiliate of the Company or any ComEd Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Form, Denomination, Book-Entry Procedures and Transfer

     In the event that New Capital Securities are issued in certificated form, such New Capital Securities will be in a Liquidation Amount of $1,000 (1 New Capital Security) or any integral multiple in excess thereof and may be transferred or exchanged in such amounts in the manner and at the offices described below.

     In the event that New Capital Securities are issued in registered, global form (collectively, the "Global Capital Securities"), the Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for New Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities."

Depositary Procedures

     DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing companies and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.
All interests in a Global Capital Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of interests in the Global Capital Securities will not have New Capital Securities registered in their name, will not receive physical delivery of New Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the New Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the New Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Company. Neither the Trust or the Company nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust or the Company and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Capital Securities among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or the Company nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry New Capital Securities for Certificated New Capital Securities

     A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Company in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

Payment and Paying Agency

     Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

Removal of Certain Restrictions on Transfer

     The Old Capital Securities may be transferred only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). New Capital Securities acquired in accordance with the Exchange Offer will not contain such a restriction on transfer.

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. New Capital Securities acquired in accordance with the Exchange Offer will not bear a legend reflecting such restrictions on transfer.

Rating

     The Capital Securities have been rated BBB- by S&P and baa3 by Moody's.

Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the New Capital Securities. The Property Trustee also acts as registrar and transfer agent for the Old Capital Securities.

     Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default under the Trust Agreement, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. The Property Trustee will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                    Description of Subordinated Debentures

     The Old Subordinated Debentures were issued and the New Subordinated Debentures will be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. In the event the Exchange Offer is consummated, ComEd will exchange the New Subordinated Debentures for the Old Subordinated Debentures. The forms and terms of the New Subordinated Debentures are identical in all material respects to the forms and terms of the Old Subordinated Debentures, except that the New Subordinated Debentures have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Subordinated Debentures. Accordingly, as the context may require, unless expressly stated otherwise, "Subordinated Debentures" means the Old Subordinated Debentures and, in the event the Exchange Offer is consummated, the New Subordinated Debentures. The following is a summary of all material terms and provisions of the Subordinated Debentures and the Indenture; however, the summary does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General

     Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by ComEd for the Common Securities, in the Old Subordinated Debentures. Pursuant to the Exchange Offer, ComEd will exchange the Old Subordinated Debentures as soon as practicable after the consummation of the Exchange Offer and the Old Subordinated Debentures will be retired and cancelled.

     The Subordinated Debentures bear interest at the annual rate of 8.50% of the principal amount thereof, payable semi-annually in arrears on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing July 15, 1997, to the person in whose name each Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first day of the month in which the relevant payment date falls (the "Regular Record Date"). It is anticipated that, until the liquidation, if any, of the Trust, each Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. The amount of interest payable for any period shorter than a full month shall be computed on the basis of the actual number of days elapsed in such period. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.50% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The New Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Subordinated Debentures mature on January 15, 2027 (the "Stated Maturity Date"). The Subordinated Debentures are not subject to a sinking fund provision.

     The Subordinated Debentures rank pari passu with all Other Indebtedness, including the 8.48% Debentures, and are unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "--Subordination." The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness. See "--Subordination."

Form, Registration and Transfer

     If the Subordinated Debentures are distributed to the holders of the Trust Securities, the Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Subordinated Debentures are expected to be substantially similar to those in effect for the Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities--Form, Denomination, Book-Entry Procedures and
Transfer."

Payment and Paying Agents

     Payment of principal of and premium (if any) on the Subordinated Debentures will be made only against surrender to the Paying Agent of the Subordinated Debentures. Principal of and any premium and interest, if any, on Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as ComEd may designate from time to time, except that at the option of ComEd, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture register with respect to the Subordinated Debentures. Payment of interest on the Subordinated Debentures on any Interest Payment Date will be made to the person in whose name the Subordinated Debenture (or predecessor security) is registered at the close of business on the Regular Record Date for such interest payment.

     The Debenture Trustee will act as Paying Agent with respect to the Subordinated Debentures. ComEd may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that ComEd will be required to maintain a Paying Agent at the place of payment.

     All moneys paid by ComEd to a Paying Agent for the payment of the principal of or premium or interest, if any, on the Subordinated Debentures which remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable will be repaid to ComEd and the holder of such Subordinated Debentures will thereafter look only to ComEd for payment thereof.

Option to Extend Interest Payment Date

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture at any time during the term of the Subordinated Debentures to defer the payment of interest by extending the interest payment period at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.50%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

     During any such Extension Period, the Company may not (i) declare or pay any dividends on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of the Company's capital stock (which includes common, preference and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior in right of payment to the Subordinated Debentures, including the 8.48% Debentures, or (iii) make any guarantee payments with respect to the foregoing.

     Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. As long as the Property Trustee is the only holder of the Subordinated Debentures, the Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least ten days prior to the earlier of (i) the date Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Trust or the Administrative Trustees are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than 10 days prior to such record date. The Property Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

Optional Prepayment

     The Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company on or after January 15, 2007, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment if redeemed during the 12-month period beginning January 15 of the years indicated below:


               Year                   Percentage
               ----                   ----------
               2007....................  104.250
               2008....................  103.825
               2009....................  103.400
               2010....................  102.975
               2011....................  102.550
               2012....................  102.125
               2013....................  101.700
               2014....................  101.275
               2015....................  100.850
               2016....................  100.425
               2017 and thereafter.....  100.000

Tax Event Prepayment

     If a Tax Event shall occur and be continuing, the Company may, at its option, prepay the Subordinated Debentures in whole (but not in part) at any time prior to January 15, 2007 and within 90 days of the occurrence of such Tax Event, at a prepayment price (the "Tax Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Subordinated Debentures or
(ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional redemption of Subordinated Debentures on January 15, 2007, together with scheduled payments of interest on the Subordinated Debentures accruing from the prepayment date to and including January 15, 2007, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges, the Company will pay as additional amounts on the Subordinated Debentures the Additional Sums.

     A "Tax Event" means the receipt by the Company and the Trust of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after January 24, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Initial Optional Prepayment Date (if no maturity date is within three months before or after the Initial Optional Prepayment Date, yields for the first two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case (A) 1.25% if such prepayment date occurs on or prior to January 15, 1998 and (B) 0.50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

     "Reference Treasury Dealer" means: (i) Merrill Lynch Government Securities, Inc. and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties, assessments and other governmental charges to which the Trust has become subject as a result of a Tax Event.

Restrictions on Certain Payments

     If (i) there shall have occurred any event that would constitute a Debenture Event of Default or (ii) ComEd shall be in default with respect to its payment of any obligations under the Guarantee or the Common Securities Guarantee (as defined under "Description of Guarantee--General"), then (a) ComEd shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) ComEd shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by ComEd which rank pari passu with or junior to the Subordinated Debentures, including the 8.48% Debentures, and (c) ComEd shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

     If ComEd shall have given notice of its election of an Extension Period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) ComEd shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, (b) ComEd shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by ComEd which rank pari passu with or junior to the Subordinated Debentures, including the 8.48% Debentures, and (c)

ComEd shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

     For so long as the Trust Securities remain outstanding, ComEd has covenanted (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of ComEd under the Indenture may succeed to ComEd's ownership of such Common Securities, (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Subordinated Debentures as provided in the Trust Agreement and in connection with certain mergers, consolidations or amalgamations and (iii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Modification of Indenture

     The Indenture contains provisions permitting ComEd and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debentures, to modify the Indenture or any supplemental indenture affecting that series or the rights of the holders of the Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (i) extend the Stated Maturity Date of the Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holders of the Subordinated Debentures so affected or (ii) reduce the percentage of Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Subordinated Debenture then outstanding and affected thereby.

     In addition, ComEd and the Debenture Trustee may execute, without the consent of holders of the Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of subordinated debt securities.

Debenture Events of Default

     In case any Debenture Event of Default shall occur and be continuing, the Property Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of and the interest on the Subordinated Debentures (including any Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures.

     The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Subordinated Debentures (a "Debenture Event of Default"):

          (a) failure for 30 days to pay interest on the Subordinated Debentures, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by ComEd shall not constitute a default in the payment of interest for this purpose; or

          (b) failure to pay principal or premium, if any, on the Subordinated Debentures when due whether at maturity, upon earlier redemption or otherwise; or

          (c) failure to observe or perform any other covenant (other than those specifically relating to another series of subordinated debt securities) contained in the Indenture for 90 days after written notice to ComEd from the Debenture Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debentures; or

          (d) certain events of bankruptcy, insolvency or reorganization of ComEd; or

          (e) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Subordinated Debentures to the holders of Capital Securities in liquidation of the Trust, the redemption of all outstanding Trust Securities of the Trust and certain mergers, consolidations or amalgamations permitted by the Trust Agreement.

     The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures may declare the principal due and payable immediately on default, but the holders of a majority in aggregate outstanding principal amount may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures affected thereby may, on behalf of the holders of all the Subordinated Debentures, waive any past default, except (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Debenture Trustee) or (ii) a default in the covenant of ComEd not to declare or pay dividends on, or make distributions with respect to, or redeem, purchase or acquire any of its capital stock during an Extension Period. A Debenture Event of Default also constitutes an Event of Default under the Trust Agreement. The holders of Capital Securities in certain circumstances have the right to direct the Property Trustee to exercise its rights as the holder of the Subordinated Debentures. See "Description of Capital Securities -- Events of Default; Notice" and "-- Voting Rights; Amendment of the Trust Agreement."

Enforcement of Certain Rights by Holders of Capital Securities

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest (or premium, if any) on, or principal of, the Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of (or premium, if any) or interest on the Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Capital Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture does not contain any covenant which restricts the Trust's or ComEd's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions.

     The general provisions of the Indenture do not afford holders of the Subordinated Debentures protection in the event of a highly leveraged or other transaction involving ComEd that may adversely affect holders of the Subordinated Debentures.

Satisfaction and Discharge

     Under the terms of the Indenture, ComEd will be discharged from any and all obligations in respect of the Subordinated Debentures (except in each case for certain obligations with respect to denominations and provisions for payment of the Subordinated Debentures and obligations to register the transfer or exchange of Subordinated Debentures, replace stolen, lost or mutilated Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if ComEd (i) deposits with the Debenture Trustee, in trust, moneys or governmental obligations, in an amount sufficient to pay all the principal of, and interest on, the Subordinated Debentures on the dates such payments are due in accordance with the terms of such Subordinated Debentures and (ii) delivers to the Debenture Trustee an opinion of counsel to the effect that, based upon ComEd's receipt from, or the publication by, the Internal Revenue Service of a ruling or a change in law, the holders of the Subordinated Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance or discharge had not occurred.

Subordination

     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all Senior Indebtedness of ComEd, whether now existing or hereafter incurred. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Subordinated Debentures may be made if (a) any Senior Indebtedness of ComEd is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of ComEd to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debentures are entitled to receive or retain any payment. The rights of the holders of the Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to such Senior Indebtedness until all amounts owing on the Subordinated Debentures are paid in full.

     The term "Senior Indebtedness" means (i) any payment in respect of (a) indebtedness of ComEd for money borrowed and (b) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by ComEd including, without limitation, indebtedness evidenced by securities issued pursuant to its Mortgage dated July 1, 1923, as supplemented, and indentures with various trustees (other than the Indenture); (ii) all capital lease obligations of ComEd; (iii) all obligations of ComEd issued or assumed as the deferred purchase price of property, all conditional sale obligations of ComEd and all obligations of ComEd under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of ComEd for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which ComEd is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of ComEd (whether or not such obligation is assumed by ComEd), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, as the case may be, including all other debt securities and guarantees in respect of those debt securities, issued to any other trusts, partnerships or other entities affiliated with ComEd which act as a financing vehicle of ComEd in connection with the issuance of preferred securities by such entity or other securities which rank pari passu with, or junior to, the Capital Securities, and (2) any indebtedness between or among ComEd and its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued by ComEd. As of March 31, 1997, Senior Indebtedness of ComEd aggregated approximately $7,072 million. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Removal of Restrictions on Transfer

     The Old Subordinated Debentures may be transferred only in blocks having an aggregate principal amount of not lees than $100,000. New Subordinated Debentures will not contain such a restriction on transfer.

Governing Law

     The Indenture and the New Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

     Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. The Debenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Debenture Trustee, upon the occurrence of a Debenture Event of Default, from exercising the rights and powers vested in it by the Indenture. The Debenture Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.


                           Description of Guarantee

     The Old Guarantee was executed and delivered by ComEd concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. In the event the Exchange Offer is consummated, ComEd will exchange the New Guarantee for the Old Guarantee. The New Guarantee Agreement has been qualified under the Trust Indenture Act. The form and terms of the New Guarantee are identical in all material respects to the form and terms of the Old Guarantee, except that the New Guarantee has been registered under the Securities Act. Accordingly, as the context may require, unless expressly stated otherwise, "Guarantee" means the Old Guarantee and, in the event the Exchange Offer is consummated, the New Guarantee. The following is a summary of all material terms and provisions of the Old Guarantee Agreement and the New Guarantee Agreement; however, the summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Old Guarantee Agreement and the New Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. Wilmington Trust Company will act as Guarantee Trustee and will hold the New Guarantee for the benefit of the holders of all Capital Securities.

General

     Under the New Guarantee ComEd will irrevocably agree (and under the Old Guarantee has agreed) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by the Trust) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee ranks subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Company has, through the Guarantee, the Trust Agreement, the Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities.

     ComEd has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the

Guarantee, except that upon the occurrence and during the continuation of a Debenture Event of Default, holders of Capital Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantee

     The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Subordinated Debentures. The Guarantee is also subordinate and junior in right of payment to the Subordinated Debentures and any Other Indebtedness issued by the Company, including its 8.48% Debentures.

     The Guarantee ranks pari passu with all Other Guarantees issued by the Company, including its guarantee of the 8.48% Preferred Securities. The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

Events of Default

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee provided, however, that the Guarantee Trustee shall have the right to decline to follow any such direction in certain circumstances, including in a circumstance where the Guarantee Trustee shall determine that such direction would be unjustly prejudicial to holders not taking part in such direction.

     If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Guarantee

     The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of the Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

Governing Law

     The Old Guarantee is and the New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF OLD SECURITIES

     The forms and terms of the Old Securities are identical in all material respects to the forms and terms of the New Securities, except that the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances). Holders of Old Capital Securities should review the information set forth under "Risk Factors-- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Securities."


                RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
                   SUBORDINATED DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

     Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of Securities--Description of Guarantee." Taken together, the Company's obligations under the Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that provides a full, irrevocable and unconditional guarantee of the

Trust's obligations under the Capital Securities. If and to the extent that the Company does not make the required payments on the Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee does not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for any and all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Capital Securities

     A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

Limited Purpose of the Trust

     The Capital Securities represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Termination

     Unless the Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


               CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets. This summary does not address all the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons whose functional currency is other than the United States dollar, persons who hold Capital Securities as part of a straddle, hedging or conversion transaction or, except as specifically described herein, foreign taxpayers. In addition, this summary does not address any aspects of state, local or foreign laws. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Each holder should consult its tax advisor as to its particular tax consequences of acquiring, holding and disposing of the Capital Securities, including the tax consequences under state, local and foreign laws.

     Under current United States federal income tax law, the exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer will not be a taxable event to holders. The New Capital Securities will be treated as a continuation of the Old Capital Securities. Accordingly, a holder will have the same adjusted tax basis and holding period in the New Capital Securities that such holder had in the Old Capital Securities exchanged therefor.

Classification of the Subordinated Debentures

     In connection with the issuance of the Old Capital Securities, Sidley & Austin, counsel to the Company, has rendered its opinion to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Subordinated Debentures held by the Trust will be classified for United States federal income tax purposes as indebtedness of the Company.

Classification of the Trust

     In connection with the issuance of the Old Capital Securities, Sidley & Austin, counsel to the Company and special counsel to the Trust, has rendered its opinion to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities will generally be considered the owner of an undivided interest in the Subordinated Debentures, and each holder will be required to include in its gross income any interest paid or accrued (or original issue discount ("OID") accrued) with respect to its allocable share of those Subordinated Debentures. Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities. Investors should be aware that the foregoing opinions of Sidley & Austin will not be confirmed by the Internal Revenue Service (the "Service"), by private ruling or otherwise, and are not binding on the Service or the courts. By its acceptance of a Capital Security, a holder agrees to treat the Capital Security and the Subordinated Debentures consistently with the foregoing opinions.

Interest Income and Original Issue Discount

     Unless the Subordinated Debentures are considered issued with OID, stated interest on the Subordinated Debentures will be taxable to a holder as ordinary income at the time such interest is paid (if the holder uses the cash method of accounting for tax purposes) or accrued (if the holder uses the accrual method of accounting for tax purposes). Under regulations of the U.S. Treasury Department, the Subordinated Debentures will not be considered issued with OID if the Subordinated Debentures provide terms and conditions that make the likelihood of the Company exercising its right to defer interest (as described under "Description of Securities--Description of Subordinated Debentures--Option to Extend Interest Payment Date") a "remote contingency" at the time the Old Subordinated Debentures were issued. The Company believes that such likelihood is remote, because exercise of its right to defer interest would prevent the Company from declaring dividends on its capital stock. Accordingly, the Company intends to take the position that the Subordinated Debentures were not issued with OID. However, the definition of the term "remote" in the regulations has not yet been addressed in any rulings or other interpretations by the Service, and it is possible that the Service could assert that the Subordinated Debentures were issued with OID.

     If, notwithstanding the Company's current belief, it does exercise its right to defer interest payments, the Subordinated Debentures would be treated as if they were retired and then reissued with OID at such time. In such case, the amount of OID would generally be equal to the interest payable thereafter.

     If the Subordinated Debentures were treated as having been issued or reissued with OID (either because the likelihood of exercise of such right is not considered a remote contingency at the time of issuance or because the Company exercises its right to defer interest payments), holders would include interest in income on an economic accrual basis, regardless of their method of tax accounting. If interest payments were received later than the taxable year in which income accrued, OID treatment would have the effect of accelerating the reporting of interest income for holders who otherwise use a cash method of tax reporting.

Distribution of Subordinated Debentures to Holders of Capital Securities

     Under certain circumstances, as described under the caption "Description of Securities--Description of Capital Securities-- Liquidation of the Trust and Distribution of Subordinated Debentures," Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current United States federal income tax law, such a distribution would be treated as a non-taxable event to each holder, and each holder would have an aggregate tax basis in the Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder.

Sales or Redemption of Capital Securities

     A holder that sells Capital Securities (including a redemption for cash) will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than amounts received with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities will generally be the initial purchase price increased by any OID previously includible in such holder's gross income to the date of disposition and decreased by all payments received on the Capital Securities (other than payments of qualified stated interest). Such gain or loss will generally be a capital gain or loss and will generally be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

United States Alien Holders

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership, or a foreign estate or trust. The discussion assumes that income with respect to the Capital Security is not effectively connected with a trade or business in the United States in which the United States Alien Holder is engaged.

     Under current United States federal income tax law, and subject to the discussion of backup withholding in the following section: (1) payments with respect to principal and interest (including OID) by the Trust or any of its paying agents to any holder of a Capital Security that is a United States Alien Holder will not be subject to withholding of United States federal income tax; provided that, in the case of interest, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related, directly or indirectly, to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Securities in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (2) a United States Alien Holder of a Capital Security will generally not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Capital Security.

Backup Withholding Tax and Information Reporting

     Under current United States federal income tax law, information reporting requirements apply to interest (including OID) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate persons. In addition, a 31% backup withholding tax applies if a non-corporate person (i) fails to furnish such person's Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the Service, (iii) is notified by the Service that such person has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has not been notified by the Service that such person is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations.

     In the case of a United States Alien Holder, backup withholding and information reporting do not apply to payments with respect to principal and interest on a Capital Security with respect to which such

Holder has provided the required certification under penalties of perjury that such Holder is a United States Alien Holder or has otherwise established an exemption, provided that certain conditions are satisfied.

     In general, (i) payments with respect to principal or interest on a Capital Security collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Capital Security and (ii) payments on the sale, exchange or retirement of a Capital Security to or through a foreign office of a broker are not subject to backup withholding or information reporting. However, if such custodian, nominee, agent or broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% of more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, such custodian, nominee, agent or broker may be subject to certain information reporting (but not backup withholding) requirements with respect to such payments.

     Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a person under the backup withholding rules are allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the Service.

Possible Tax Law Changes

     On February 6, 1997, President Clinton's budget proposal for fiscal year 1998 was released. Included in the budget proposal is a provision which, if enacted, would generally treat instruments such as the Subordinated Debentures as equity for United States federal income tax purposes if the instruments (i) have a maximum term of more than 15 years and (ii) are not shown as indebtedness on the separate balance sheet of the issuer. The provision is proposed to be effective generally for instruments issued on or after the date of first committee action by Congress. As of the date hereof, no such action has been taken. If the provision applied to the Subordinated Debentures, among other things, the Company would be unable to deduct interest on the Subordinated Debentures for United States federal income tax purposes. A similar provision was included in President Clinton's budget proposal for fiscal year 1997, but the 104th Congress adjourned without taking action on such provision. There can be no assurance that the current budget provision or future legislative proposals will not affect the ability of the Company to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Company to redeem the Subordinated Debentures for cash. See "Description of Securities--Description of the Capital Securities--Redemption" and "Description of Securities--Description of Subordinated Debentures--Tax Event Prepayment." Such a tax law change would not alter the United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities to holders thereof.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

     Each of the Company (the obligor with respect to the Subordinated Debentures held by the Trust), the Property Trustee and each of their respective affiliates may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to employee benefit plans ("Plans") that are subject to ERISA or that are described in Section 4975 of the Code. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company, the Property Trustee or any of their respective affiliates is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts), or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, the Property Trustee and other service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the Subordinated Debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. To ensure that no prohibited transactions occur with respect to the acquisition and holding of the Capital Securities and with respect to transactions involving the assets of the Trust, each purchaser who acquires Capital Securities with assets of any Plan will, by making such acquisition, be deemed to represent and warrant that the acquisition and holding of the Capital Securities by such purchaser does not constitute a nonexempt prohibited transaction under ERISA or the Code. In this regard, in order to avoid prohibited transactions, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Subordinated Debentures and to have appointed the Property Trustee.


                             PLAN OF DISTRIBUTION

     The Company and the Trust will require each broker-dealer who tenders, pursuant to the Exchange Offer, Old Capital Securities that were acquired for its own account as the result of market-making activities or other trading activities to acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Capital Securities received in exchange for such Old Capital Securities pursuant to the Exchange Offer. The Company and the Trust believe that Participating Broker-Dealers may fulfill their prospectus delivery requirement in connection with resales of New Capital Securities received in exchange for Old Capital Securities that were acquired by such Participating Broker-Dealer for its own account as a result of market-making activities or other trading activities with this Prospectus, as it may be amended or supplemented from time to time, during the 90-day period referred to below. ComEd has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify ComEd or the Trust, or cause ComEd or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of New Capital Securities."

     ComEd will not receive any cash or other proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

     Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                            VALIDITY OF SECURITIES

     Certain matters of Delaware law relating to the validity of the New Capital Securities have been passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the New Guarantee and the New Subordinated Debentures have been passed upon for ComEd by Sidley & Austin, Chicago, Illinois. Certain matters relating to United States federal income tax considerations have been passed upon for ComEd by Sidley & Austin, Chicago, Illinois.

                                    EXPERTS

     The financial statements and schedules included or incorporated by reference in the 1996 Form 10-K Report, the January 31, 1997 Form 8-K Report and the March 31, 1997 Form 10-Q Report have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

================================================================================
No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by ComEd or the Trust.
Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of ComEd or the Trust since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                        ---------------------------

                               TABLE OF CONTENTS
                                                                                                    Page
                                                                                                    ----
Available Information............................................................................   1
Incorporation of Certain Documents by Reference..................................................   2
Summary..........................................................................................   3
Risk Factors.....................................................................................  11
Use of Proceeds from the Sale of the Old Capital Securities......................................  16
Summary Information..............................................................................  17
Capitalization...................................................................................  21
Accounting Treatment for the Trust...............................................................  22
ComEd Financing II...............................................................................  22
The Exchange Offer...............................................................................  23
Description of Securities........................................................................  33
  Description of Capital Securities..............................................................  33
  Description of Subordinated Debentures.........................................................  44
  Description of Guarantee.......................................................................  54
Description of Old Securities....................................................................  56
Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee.........  56
Certain Federal Income Tax Consequences..........................................................  58
ERISA Considerations.............................................................................  62
Plan of Distribution.............................................................................  62
Validity of Securities...........................................................................  63
Experts..........................................................................................  63

Until September 11, 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

================================================================================


================================================================================
                              ComEd Financing II


                             Offer to Exchange its
                        8.50% Capital Securities which
                        have been registered under the
                        Securities Act of 1933 for any
                       and all of its outstanding 8.50%
                              Capital Securities

                          (Liquidation Amount $1,000
                             Per Capital Security)
                           Fully and Unconditionally
                      Guaranteed, as described herein, by
                          Commonwealth Edison Company


                             --------------------

                                  PROSPECTUS

                             --------------------

                                June 13, 1997

===============================================================================